UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2013 (November 7, 2013)

PUTNAM HILLS CORP.
(Exact name of registrant as specified in Charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Samir Masri CPA Firm P.C.
175 Great Neck Rd. Suite 403
 Great Neck, NY 11021(Address of Principal Executive Offices)

516-466-6257
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On November 7, 2013, Putnam Hills Corp. (the “Company”)  entered into a non-binding letter of intent (the “LOI”) with Dandrit Biotech A/S, a company organized in Denmark (“Dandrit”), pursuant to which the Company agreed, subject to the terms of a definitive agreement (the “Definitive Agreement”) to be negotiated between the parties, to acquire no less than 90% of the issued and outstanding equity interests of Dandrit, in exchange for approximately 6,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company issuable to the equity holders of Dandrit (the “Share Exchange”). In addition, subject to the terms and conditions of the Definitive Agreement, the existing sole shareholder of Putnam agreed to cancel an aggregate of 4,400,000 shares of Common Stock, as an inducement for Dandrit to consummate the transactions contemplated by the LOI. In addition, upon the closing of the Share Exchange, subject to compliance with Rule 14f-1 of the Securities Act of 1933, as amended, it is contemplated that the sole executive officer and director of the Company will resign, without any payment or additional consideration and the executive officers and directors of Dandrit will serve as the executive officers and directors of the Company.  The Definitive Agreement shall be subject to the approval and consent of holders of no less than 90% of the issued and outstanding equity interests of Dandrit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Putnam Hills Corp. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Putnam Hills Corp.
(Registrant)

Date: November 14, 2013	By:	/s/ Samir Masri
Samir Masri
President, Chief Financial Officer Principal Executive Officer Principal Financial Officer

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